SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, theRegistrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edmond, Oklahoma, on this 28th day of March, 1997.

                              APPLIED INTELLIGENCE GROUP, INC.


                              BY:_/s/  ROBERT L. BARCUM________
                                   Robert L. Barcum
                                   President


     Pursuant to the requirements of the Securities Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


     SIGNATURES                    TITLE                    DATE


/s/  ROBERT L. BARCUM          Chairman of the          March 28, 1997
Robert L. Barcum                 Board of Directors


/s/ ROBERT N. BAKER            Vice President and       March 28, 1997
Robert N. Baker                  Director


/s/ RUSSELL L. REINHARDT       Vice President and       March 28, 1997
Russell L. Reinhardt             Director


/s/  DAVID B. NORTH            Vice President           March 28, 1997
David B. North


/s/ JOHN M. DUCK               Vice President and       March 28, 1997
John M. Duck                    Chief Financial
                                Officer